Exhibit 99.1

For Immediate Release

FOG CUTTER CAPITAL GROUP INC. ANNOUNCES FATBURGER
INVESTMENT

PORTLAND, Oregon.— August 18, 2003 — Fog Cutter Capital Group Inc. (Nasdaq: FCCG) has announced the completion of a $6 million investment and financing package for Fatburger Holdings, Inc. (“Fatburger”).  Fatburger operates or franchises 51 hamburger stands located in California, Nevada, Arizona and Washington.  The company has plans to open an additional 124 restaurants in those same states plus expansion into Oregon, Louisiana, Colorado, Georgia, Ohio, New Jersey, Florida, and Michigan.   Known for their cook to order gourmet hamburgers, the 50’s-style restaurants also offer a variety of side orders and other sandwiches, including turkey and chicken.  Franchisees own and operate about half of the company’s locations.  In 1952, Lovie Yancey opened the first Fatburger stand in Los Angeles when “fat” was used as slang for “good.”  There are more than 500 employees working at various company owned and franchise locations.

Fog Cutter’s investment and financing package for Fatburger included the purchase of common stock and redeemable preferred stock.

“We are pleased to have Fog Cutter Capital Group join us in our efforts to develop and capitalize the Fatburger brand,” commented Fatburger chief executive officer, Keith A. Warlick.  “We intend to utilize this opportunity to expand our market share and enhance our operations.”

“The Fatburger transaction resulted from our merchant banking effort in Southern California,” remarked Fog Cutter Chairman and CEO, Andrew A. Wiederhorn.  “We look forward to participating with management in the growth and success of this operation.”

Fog Cutter Capital Group Inc. focuses on investing, structuring and managing a wide range of financial assets, including the acquisition of debt or equity positions in companies requiring assistance in restructuring their operations; investments in mortgage-backed securities; provision of corporate mezzanine financing and other similar investments.  The Company invests where its expertise in intensive asset management, credit analysis and financial structuring can create value and provide an appropriate risk-adjusted rate of return.

The Company maintains a flexible approach with respect to the nature of its investments, seeking to take advantage of opportunities as they arise or are developed.

Forward Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such statements.  All of the statements contained in this release, which are not identified as historical, should be considered forward-looking.  In connection with certain forward-looking statements contained in this release and those that may be made in the future by or on behalf of the company which are identified as forward-looking, the company notes that there are various factors that could cause actual results to differ materially from those set forth in any such forward-looking statements.  Such factors include but are not limited to, the real estate market, the specialty retail market, the availability of financing, interest rates, and European markets.  Accordingly, there can be no assurance that the forward-looking statements contained in this release will be realized or that actual results will not be significantly higher or lower.  The forward-looking statements have not been audited by, examined by, or subjected to agreed-upon procedures by independent accountants, and no third party has independently verified or reviewed such statements.  Readers of this release should consider these facts in evaluating the information contained herein.  The inclusion of the forward-looking statements contained in this release should not be regarded as a representation by the company or any other person that the forward-looking statements contained in this release will be achieved.  In light of the foregoing, readers of this release are cautioned not to place undue reliance on the forward-looking statements contained herein.